Exhibit 99.3

Deutsche Bank

Annual Media Conference 2019

1 February 2019 – Frankfurt am Main

From stabilisation to controlled growth


Stabilisation
Controlled growth

- Achieved first full-year net profit since 2014 with increased pre-tax profit ✓
- Delivered on adjusted cost and headcount target for 2018 ✓
- Executed on our strategy while further strengthening our controls ✓
- Maintained strong balance sheet and liquidity ✓

2018 | Our first full-year net profit since 2014

Profit (loss) before tax[1] (€ bn)



1.2
1.3
(0.8)
(6.1)
2015
2016
2017
2018

Net income[2] (€ bn)



0.3
(0.8)
(1.4)
(6.8)
2015
2016
2017
2018

Post-tax return on tangible equity



0.5%
(1.4)%
(2.7)%
(12.3)%
2015
2016
2017
2018

Note: Throughout this presentation totals may not sum due to rounding differences
(1) Income (loss) before income taxes (IBIT) under IFRS
(2) Net income attributable to DB shareholders and additional equity components

2018 | We delivered on our promises

	Target	Results	
Adjusted costs[(1)]	€ 23 bn	€ 22.8 bn	✓
Employees[(2)]	<93.0 k	91.7 k	✓
CET1 capital ratio	>13%	13.6%	✓

(1) Throughout this presentation adjusted costs are defined as total noninterest expenses excluding impairment of goodwill and other intangible assets, litigation, and restructuring and severance. Noninterest expenses were € 23.4 bn for 2018 and € 5.6 bn for 4Q18

(2) Internal full-time equivalents

2018 | We reached important strategic milestones

Corporate & Investment Bank


Leverage exposure, in € bn
1,030
893
~950
2017
2018
2019 ambition

- Integrated client coverage
- Reduced leverage exposure mainly in Equities and US Rates
- Measured and targeted cost reductions

Private & Commercial Bank

Die Bank für Deutschland.

- German legal entity merger completed including waiver approval
- Finalisation of Sal. Oppenheim integration & partial sale of Poland retail
- Further optimised branch network

DWS / Asset Management

DWS

- Enhanced independent identity post IPO
- Tightened cost discipline in difficult market environment
- Formed strategic alliances / partnerships with Nippon Life, Tikehau and Generali

2018 | Solid balance sheet and strong liquidity

	2007 – pre-crisis		2015		2018
CET1 ratio[(1)]	8.6%[(2)]	↗	11.1%	↗	13.6%
Total assets (IFRS)	€ 2,020 bn	↘	€ 1,629 bn	↘	€ 1,348 bn
Liquidity reserves	€ 65 bn	↗	€ 215 bn	↗	€ 259 bn
Average Value-at-Risk	€ 86 m	↘	€ 43 m	↘	€ 27 m
Most stable funding[(3)]	30%	↗	74%	↗	79%

(1) Fully-loaded
(2) 2007 ratio includes hybrid instruments as the definition of CET1 ratio did not exist under the previous Basel regime
(3) Most stable funding as a proportion of the total external funding profile. Most stable funding is defined as funds from Capital Markets & Equity, Retail, Transaction Banking and Wealth Management deposits

2018 | Select financials at a glance

In € m, unless stated otherwise	FY 2018	vs. FY 2017	4Q 2018	vs. 4Q 2017
Profit (loss) before tax[(1)]	1.3	↗	(0.3)	↗
Net income (loss)[(2)]	0.3	n.m.	(0.4)	↗
Revenues	25.3	↘	5.6	↘
Adjusted costs	22.8	↘	5.4	↘
Provision for credit losses	0.5	→	0.3	↗
CET1 ratio	13.6%	↘	13.6%	↘
Leverage ratio[(3)]	4.3%	↗	4.3%	↗

(1) Profit before tax = Income before income taxes under IFRS
(2) Net income attributable to DB shareholders and additional equity components
(3) Phased-in

2018 | Revenue development not satisfactory

Full year, in € bn



(4)%
26.4
25.3
Corporate & Investment Bank
14.2
13.0
Private & Commercial Bank
10.2
10.2
Asset Management
2.5
2.2
C&O
(0.5)
(0.1)
2017
2018

Fourth quarter, in € bn



(2)%
5.7
5.6
Corporate & Investment Bank
2.7
2.6
Private & Commercial Bank
2.3
2.5
Asset Management
0.6
0.5
C&O
(0.0)
(0.0)
2017
2018

2018 | But ahead of target on adjusted costs

Full year, reported in € bn


(5)%
23.9
22.8
2017
Compensation and benefits(1)
IT costs
Professional Service Fees
Other
2018

Fourth quarter, reported in € bn


(15)%
6.4
5.4
2017
Compensation and benefits(1)
IT costs
Professional Service Fees
Other
2018

(1) Does not include severance

2018 | Conservatively managed balance sheet

Net balance sheet assets, in € bn



1,495
65
995
201
235
2007
1,010
259
296
405
50
2018
Liquidity Reserve
Trading and related assets(1)
Loans(2)
Other(3)

Liquidity reserves: 26% of total net assets (2007: 4%)

Trading: 29% of total net assets
Of which derivatives: 3% of total net assets (2007: 11%)

Loans: 40% of total net assets (2007: 13%)

Note: Net balance sheet of € 1,010 bn includes adjustments to the IFRS balance sheet (€ 1,348 bn) to reflect funding requirements after recognizing (i) legal netting agreements of € 254 bn, (ii) cash collateral of € 41 bn received and € 27 bn paid, and (iii) offsetting pending settlement balances of € 18 bn

(1) Trading and related assets includes derivatives, reverse repo, securities borrowed, debt securities, equity securities, brokerage receivables and loans measured at fair value; Derivatives includes trading derivatives and derivatives qualifying for hedge accounting, adjusted for Master Netting Agreements and cash collateral received

(2) Loans at amortised cost, gross of allowances

(3) Other assets include goodwill and other intangible assets, property and equipment, tax assets, cash and equivalents which are not part of liquidity reserves and other receivables

2018 | Divisional revenue development

In € m



Corporate & Investment Bank
Other
O&A
Equities
GTB
FIC
(8)%
14.2
13.0
3.9
(2)%
3.8
2.2
(13)%
1.9
6.5
(12)%
5.4
2.2
(17)%
2.0
(0.6)
0.0
2017
2018
Private & Commercial Bank
Wealth Management (Global)
PCB (International)
PCB (Germany)
Exited businesses
(0)%
10.2
10.2
2.0
(14)%
1.7
1.5
(1)%
1.4
6.6
3%
6.8
0.1
0.2
2017
2018
Asset Management
(14)%
2.5
2.2
2017
2018

2018 | Resolving litigation risks and improving controls

Resolving litigation risks

Litigation provisions, in € bn



7.6
1.2
31 Dec 2016
31 Dec 2018

Improving controls

Investments	✓ Tripled to ~1,500 the number of employees in AFC[1] since the beginning of 2015 ✓ ~€ 300m total investment in upgrading our AFC[1] technology over the last 3 years
Improved technology	✓ Modernising data architecture and preventative controls ✓ Adopting cutting edge surveillance tools to monitor business conduct
Automated processes	✓ Significantly increasing scope and frequency of screening for financial crime risks ✓ Strengthened workflows, tools and data quality
Reduced non-financial risks	✓ Reduced client and correspondent banking relationships, especially in high risk countries ✓ Enhanced control frameworks

(1) Anti-Financial Crime

2019 | A year with clear strategic priorities

Stabilisation

Controlled growth

- Remaining disciplined on cost, controls and capital
- Focusing our businesses on Deutsche Bank's core strengths
- Improving balance sheet productivity

2019 | Remaining disciplined on cost

Adjusted costs, in € bn



(1.1)
(1.0)
23.9
22.8
21.8
— Lower compensation costs from 2018 headcount actions
— Disposals
— Non-compensation reductions, e.g. vendor rationalisation
— Targeted headcount reductions
— German retail merger synergies
— Further non-compensation savings and efficiency gains
2017
2018
2019 run rate from 2018 actions
Additional cost savings
2019 target

2019 | On the way towards the right revenue mix

Revenue share by business, FY 2018



CIB: Origination & Advisory
CIB: Equities
CIB: Fixed Income & Currencies
CIB: GTB
DWS
PCB

64%	Stable banking businesses
23%	Market share leading revenues
14%	Sharpened focus

2019 | Corporate & Investment Bank – targeting growth opportunities

Building on core strengths

- Market-leading FX platform
- No. 1 global cash management platform
- Leading global financing platform
- Global network servicing clients in more than 60 countries

- Continue to grow revenues in Global Transaction Banking and Foreign Exchange
- Targeted hiring in FIC and debt origination businesses
- Leverage newly integrated capital markets sales forces to grow wallet with core customers

2019 | Private & Commercial Bank – building a platform for growth

Building on core strengths

- Undisputed No. 1 in our home market with 20 million clients, thereof >10 million digital clients
- Focus on our franchises in Italy, Spain and Belgium, where we are relevant and strong
- Global risk manager to our Wealth Management clients
- Creation of a new digital platform and further digital transformation of core business

Continue to grow loans and deposits focused on consumer finance and 'Mittelstand'

Grow net new assets, continue relationship manager hiring and leverage pricing opportunities

Accelerate digital growth in consumer and investment products

2019 | DWS – growing our Asset Management business

Building on core strengths

- Strong home market position and top 5 in Europe
- Broad capabilities to offer clients investment solutions
- Integrated global investment approach
- Responsible investing as core element of the value chain

- Leverage recent partnerships and alliances to drive additional revenue growth
- Launch new products focused on Active, Alternatives and responsible investing
- Target growth in Americas and APAC and in digital experience to clients

2019 | Improving balance sheet productivity

Liquidity reserves, in € bn



280
(7)%
259
Q4 2017
Q4 2018

Reduced excess liquidity reserve, with continued optimization targeted in 2019

Liquidity composition, in € bn



Highly liquid and other securities(1)
Cash and cash equivalents
280
58
222
31%
(17)%
259
75
184
Q4 2017
Q4 2018

Shift in overall mix from cash to securities, with further redeployment planned for 2019

Loan growth, in € bn



5%
381(2,3)
402(2)
Q4 2017
Q4 2018

Grew loans by € 21 bn in 2018, with continued momentum expected in 2019

(1) Includes government, government guaranteed, and agency securities as well as other central bank eligible securities
(2) Loan amounts are gross of allowances for loan losses and exclude PCB (Exited) business of € 10 bn for Dec 31 2017 and € 2 bn for Dec 31 2018
(3) IFRS 9 pro-forma; loans under IAS 39 amount to € 406 bn as of Dec 31 2017, net IFRS 9 reclassification impact on loan book amounts to € (15) bn

2019 | A clear path towards our target return for shareholders

Post-tax RoTE, in %



Includes:
— Adjusted cost reductions (€ 1bn)
— Balance sheet and liquidity optimization (>€ 300 m)
— Growth in stable businesses (including YoY loan growth in 2018 of 5%)
— Tax rate normalization (to ~35%)(1)
>4%
>1.0%
~2.5%
0.5%
Includes:
— Assumes greater client activity and constructive market environment
— Market share recovery
— Offset by potential increases in credit loss provisions and non-operating items
2018 RoTE
More controllable
Market / event sensitive
2019 RoTE target

(1) Assuming a tax rate of ~35% as compared to 74% in 2018

2019 | We continue to focus on our near-term targets

	2018	2019
Post-tax return on tangible equity[1]		>4%
Adjusted costs	€ 23 bn ✓	Updated € 21.8 bn
Employees[2]	<93,000 ✓	<90,000
Common Equity Tier 1 capital ratio	>13% ✓	>13%

(1) Post-tax return on average tangible shareholders' equity (2) Internal full-time equivalents, end of period

Cautionary statements

The figures in this presentation are preliminary and unaudited. Our Annual Report 2018 and SEC Form 20-F are scheduled to be published on 22 March 2019.

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 16 March 2018 under the heading "Risk Factors." Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2018 Financial Data Supplement, which is accompanying this presentation and available at www.db.com/ir.